SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         April 21, 1999 (April 6, 1999)
                     --------------------------------------
                Date of Report (Date of earliest event reported)


                                  PepsiCo, Inc.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

                                 North Carolina
                        ---------------------------------
                 (State or other jurisdiction of incorporation)


                 1-1183                                   13-1584302
        (Commission File Number)               (IRS Employer Identification No.)



                700 Anderson Hill Road, Purchase, New York 10577
                   -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (914) 253-2000

Item 2.      Acquisition or Disposition of Assets.

     On April 6, 1999, The Pepsi Bottling Group, Inc. ("PBG") completed the sale to the public of 100,000,000 shares, or 64.6% of its outstanding Common Stock. The proceeds to PBG, before expenses, were $2,208,230,000. Prior to completion of the sale, PBG, which is the world's largest manufacturer, seller and distributor of carbonated and non-carbonated Pepsi-Cola beverages, was a wholly-owned subsidiary of PepsiCo, Inc. ("PepsiCo").

Item 7.      Financial Statements, PRO FORMA Financial Information and Exhibits.

             (b)    PRO FORMA FINANCIAL INFORMATION OF PEPSICO.


                             PepsiCo, Inc. and Subsidiaries
                    Unaudited Pro Forma Consolidated Statement of Income
                            Fiscal Year Ended December 26, 1998
                          ($ in millions except per share amounts)


                                                                            Other
                                                                         Transactions        As
                                          PBG Pro Forma        As          Pro Forma     Further
                             Historical    Adjustments      Adjusted      Adjustments    Adjusted

Net Sales                     $22,348      (7,041)   (a)    $16,993        (867)  (e)    $16,300
                                            1,686    (c)                    174   (c)

Cost and Expenses, net

 Cost of sales                  9,330     (4,181)    (a)      6,826        (517)  (e)      6,483
                                           1,677     (c)                    174   (c)

 Selling, general and
  administrative expenses       9,924     (2,488)    (a)      7,552        (312)  (e)      7,236
                                              48     (b)                    (31)  (f)
                                              68     (c)                     27   (g)

 Amortization of intangible
  assets                          222       (121)    (a)        101                           101
 Unusual impairment and
  other items                     288       (222)    (a)         66                            66
                               ------    -------            -------      ------           -------

Operating Profit                2,584       (136)             2,448         (34)           2,414

Interest expense                 (395)       123     (d)       (272)              (h)        (272)
Interest income                    74                            74                            74
                               ------    -------            -------      ------           -------

Income Before Income Taxes      2,263        (13)             2,250         (34)           2,216

Provision for Income Taxes        270        (48)    (a)(b)     222          (5)  (e)(f)     217
                               ------    -------            -------      ------           -------
                                                     (c)(d)                       (g)


Net Income                    $  1,993        35            $ 2,028         (29)          $ 1,999
                              ========   =======            =======      =======          =======

Net Income Per Share Basic    $   1.35                                                    $  1.35
                              ========                                                    =======

Average Shares Outstanding       1,480                                                       1,480

Net Income Per Share -
                                                                                          $
 Assuming Dilution            $   1.31                                                       1.32
                              ========                                                       ====

Average Shares Outstanding       1,519                                                       1,519


See accompanying Notes to Unaudited Pro Forma Financial Statements




                               PepsiCo, Inc. and Subsidiaries
                  Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                     December 26, 1998
                                       (in millions)

                                                                                    (Page 1 of 2)

                                                                             Other
                                                                          Transactions      As
                                            PBG Pro Forma        As         Pro Forma     Further
                                 Historical    Adjustments   Adjusted     Adjustments    Adjusted

Assets
Current Assets

 Cash and cash equivalents          $311      $  (36)   (a)   $ 3,675      $  (6)   (d)   $ 3,969
                                               3,400    (c)                  300    (c)

 Short-term investments, at cost      83                           83                          83
 Accounts and notes receivable,
 less
  allowance:  $127                 2,453        (808)   (a)     1,661        (90)   (d)     1,571
                                                  16    (b)

 Inventories                       1,016        (296)   (a)       812        (33)   (d)       788
                                                  92    (b)                    9    (e)

 Prepaid expenses, deferred
 income
  taxes and other current assets     499        (178)   (a)       446         (7)   (d)       439
                                                 125    (b)
                                 --------    ------           --------   -------

   Total Current Assets            4,362       2,315             6,677       173             6,850

 Property, plant and
  equipment, net                   7,318      (2,055)   (a)     5,263       (303)    (d)     4,960

 Intangible assets, net            8,996      (3,806)   (a)     5,190       (505)    (d)     4,685


 Other assets                      1,984        (143)  (a)      2,411        (43)    (d)     3,201
                                                 (37)  (b)                   836     (e)
                                                 607   (b)                    (3)    (e)
                                 --------    -------          --------   -------

     Total Assets                $22,660     $(3,119)         $19,541    $   155           $19,696
                                 =======      =======         =======    =======           =======


Continued on  next page.




                               PepsiCo, Inc. and Subsidiaries
                  Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                     December 26, 1998
                                       (in millions)

                                                                                     (Page 2 of 2)

                                                                              Other
                                                                          Transactions       As
                                             PBG Pro Forma      As          Pro Forma     Further
                                 Historical    Adjustments    Adjusted     Adjustments   Adjusted

LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Current Liabilities

 Short-term borrowings           $ 3,921     $ (112)    (a)   $ 1,709      $ (23)   (d)   $ 1,686
                                             (2,100)    (c)
 Accounts Payable and other
  current liabilities              3,870       (881)    (a)     3,033       (103)   (d)     2,930
                                                 44     (b)

 Income Taxes Payable                123          9     (a)       132                         132
                                  ------     ------            ------    -------          -------
   Total Current liabilities       7,914     (3,040)            4,874       (126)           4,748

 Long-Term Debt                    4,028        (61)    (a)     3,967                       3,967

 Other Liabilities                 2,314       (367)    (a)
                                                125     (b)     2,072        (16)   (d)     2,056

 Deferred Income Taxes             2,003     (1,202)    (a)       821        (41)   (d)       782
                                                 20     (b)                    2    (e)

   Shareholders' Equity            6,401      1,406             7,807        336            8,143
                                 -------    -------           -------     ------          -------

     Total Liabilities and
                                  22,660   $ (3,119)          $19,541     $  155           19,696
                                  ======    ========          =======     ======           ======
       Shareholders' Equity



See accompanying Notes to Unaudited Pro Forma Financial Statements.


NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

 In April of 1999, The Pepsi Bottling Group completed an initial public offering of 100,000,000 shares of its common stock. Prior to the offering, PBG was a subsidiary of PepsiCo, Inc. operating wholly-owned bottling businesses located in the United States, Canada, Spain, Greece and Russia. Subsequent to the offering, PepsiCo retained a 35.4% equity interest in PBG and a 7% direct equity interest in Bottling LLC, the operating subsidiary of PBG. The following unaudited Pro Forma Condensed Consolidated Financial Information gives effect to the initial public offering of PBG as if it occurred on December 28, 1997 for the Unaudited Pro Forma Condensed Consolidated Income Statement and at December 26, 1998 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

 Additionally, the following Unaudited Pro Forma Condensed Consolidated Financial Information also gives effect to two other transactions which are expected to be consummated in the second quarter involving the contribution of certain other wholly-owned bottling businesses of PepsiCo to other Pepsi franchise bottlers in exchange for equity interests in those franchise bottlers. The following unaudited Pro Forma Condensed Consolidated Financial Information gives effect to these transactions as if they occurred on December 28, 1997 for the Unaudited Pro Forma Condensed Consolidated Income Statement and at December 26, 1998 for the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

 The unaudited Pro Forma Condensed Consolidated Financial Information does not purport to represent what PepsiCo's results of operations or financial position would have been had such transactions been completed as of the dates indicated nor does it give effect to any events other than those discussed above.


The proforma adjustments to the accompanying historical consolidated statement of income for the 52 weeks ended December 26, 1998 were:

(a)Represents adjustments to eliminate the results of operations of PBG from PepsiCo's consolidated statement of income. PepsiCo will account for its investment in PBG using the equity method of accounting.
(b)Represents PepsiCo's interest in the income (loss) of PBG based upon the proforma results of PBG.
(c)Reflects adjustments to reverse elimination of concentrate sales to PBG and the other franchise bottlers, related profit in inventory, allocation of overhead and other adjustments, net of the related tax effects.
(d)Reflects reduction of interest expense on $2.1 billion debt repayment resulting from the application of the $5.5 billion cash proceeds to PepsiCo. Interest income at 4.8% on the remaining $3.4 billion of cash proceeds has been excluded from this presentation.
(e)Represents adjustments to eliminate the results of operations to be contributed in other transactions from PepsiCo's consolidated statement of income. PepsiCo will account for its investment in such franchise bottlers using the equity method of accounting.
(f) Represents equity in income of other franchise bottlers.
(g)Reflects reversal of 20% equity income from existing investment in franchise bottler eliminated due to an expected transaction and the related recognition of concentrate sales and related profit in inventory adjustment.
(h)Interest income at 4.8% on the estimated $300MM cash proceeds from the expected other franchise bottler transaction has been excluded from this presentation.
(i) Does not  include  Tropicana's  results  from  December  28,  1997 to
    August 24, 1998 as follows:

         ($ in millions)
                Revenues                  $1,326
                Operating Profit          $   70
                Interest                  $  125
                Net Loss                  $   55


The pro forma adjustments to the accompanying historical condensed consolidated balance sheet at December 26, 1998 were:

(a)Reflects adjustments to eliminate the assets and liabilities of PBG from PepsiCo's consolidated balance sheet and to record PepsiCo's investment in PBG using the equity method of accounting.
(b)Reflects PepsiCo's pro forma equity interest in PBG, the reversal of the profit related in inventory elimination and various reclasses.
(c)Reflects the reduction of debt and the increase in cash equivalents resulting from the application of cash proceeds from the PBG and other franchise bottling transaction.
(d)Reflects adjustments to eliminate the assets and liabilities of other franchise bottlers from PepsiCo's consolidated balance sheet and to record PepsiCo's investments in other franchise bottlers using the equity method of accounting.
(e)Reflects PepsiCo's pro forma equity interest in other franchise bottlers and the related reversal of proportional profit in intercompany elimination.






                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   April 21, 1999                             PepsiCo, Inc.



                                            By:    LAWRENCE F. DICKIE
                                                   ---------------------------
                                                   Lawrence F. Dickie
                                                   Vice President,
                                                   Associate General Counsel
                                                   and Assistant Secretary